EXHIBIT (6)(f)

                            ASSIGNMENT AND ASSUMPTION



         E-Com Marketing Group, Inc., a New York corporation, (the "Assignor") hereby assigns, transfers and sets over unto SearchHelp, Inc., a Delaware limited liability company (the "Assignee") all of its right, title and interest in and to Software Development and Rights Agreement and Confidentiality Agreement by and between the Assignor and Benjamin Kolts, dated June 5, 1999 and September 5, 1999 ("Agreement") effective the date of this Assignment and Assumption Agreement.

         The Assignee hereby agrees to perform and comply with each and all of the Assignor's undertakings and obligations under the Agreement and be bound by each and all of the terms and provisions thereof as if a signatory thereto.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals this Assignment and Assumption as of December 15, 2001.

                                                 ASSIGNOR:

                                                 E-Com Marketing Group, Inc.


                                                 By: /s/ William Bozsnyak
                                                     --------------------
                                                 Name: William Bozsnyak
                                                 Title    President



                                                 ASSIGNEE:

                                                 SearchHelp, Inc.

                                                 By: /s/ William Bozsnyak
                                                     --------------------
                                                 Name: William Bozsnyak
                                                 Title    President



The undersigned hereby consents to the forgoing assignment.


/s/ Benjamin Kolts
------------------

                           E-COM MARKETING GROUP, INC.
               SOFTWARE DEVELOPMENT AND RIGHTS TRANSFER AGREEMENT

         This Software Development and Rights Transfer Agreement is made by and between E-COM MARKETING GROUP, INC., a Delaware corporation ("E-com"), and Benjamin Kolts ("Contractor").

         E-COM MARKETING GROUP, INC. has requested that Contractor provide, and Contractor has agreed to provide, E-com with certain software development services in accordance with the terms and conditions of this Agreement, including the Standard Terms and Conditions attached hereto.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       PROJECT SPECIFICATIONS:
         -----------------------

         Full administrative responsibilities for co-located servers. Assistance in programming, designing and building applications for E-com.com.

2.       TIMETABLE:
         ----------

         Time table will vary dependent upon administrative duties relating to maintaining efficiency of server.

         All Projects will be discussed in advance to determine an agreed-upon timeline. Contractor will notify E-Com if projected timetable exceeds original set timeline by greater than two days.

3.       FEES:
         -----

         Fees to be determined - hourly rate.

4.       REIMBURSABLE EXPENSES:
         ----------------------

         NONE unless special arrangements are made prior to project.

5.       SPECIAL PROVISIONS:
         -------------------

         Contractor shall be paid on an hourly basis of $25/hour. The aforementioned is subject to change at the discretion of E-Com. E-Com will provide contractor with advance notice whenever possible where fees are concerned.

         IN WITNESS WHEREOF, this Agreement, which incorporates the Standard Terms and Conditions attached hereto, has been executed by the duly authorized representatives of E-Com and Customer as of the later date set forth below.

E-COM MARKETING GROUP, INC.
Address:                                            Address:
                                                    1112 Morton Boulevard
                                                    Kingston, NY  12401

By: /s/ Debbie Seaman                               By:/s/ Benjamin Kolts
    -----------------                                  ------------------
Name:  Debbie Seaman                                Name:  Benjamin Kolts
Title:  Chief Operating Officer                     Title:  Web Developer

Date: 6/5/99                                        Date: 6/5/99
            ----------------                                    ----------------

                           E-COM MARKETING GROUP, INC.
               SOFTWARE DEVELOPMENT AND RIGHTS TRANSFER AGREEMENT
                          STANDARD TERMS AND CONDITIONS


1.       ENGAGEMENT
         ----------

         E-com hires Contractor to perform the services and to deliver the work product described above (the "Project"). Contractor will perform the Project services, and deliver the works of authorship conceived or developed by Contractor while performing the Project services (the "Work Product"), according to the specifications and timetable set out above.

2.       FEES
         ----

         In consideration for the performance of the specified services, the delivery of the Work Product and other promises and undertakings in this Agreement, E-com agrees to pay to Contractor the amount set forth above. Contractor will not be reimbursed for any expenses incurred in connection with the performance of services under this Agreement unless those expenses are listed above as Reimbursable Expenses or approved in advance and in writing by E-com.

3.       REVIEW AND ACCEPTANCE OF WORK PRODUCT
         -------------------------------------

         E-com will review the Work Product within 30 days after receiving it from Contractor to ensure that it meets the Project requirements stated above. If E-com does not give written notice of rejection to Contractor within that time period, describing the reasons for the rejection in reasonable detail, the Work Product will be deemed to be accepted. E-com will pay Contractor for its services and will reimburse Contractor for previously approved expenses, if any, on its acceptance of the Work Product.

4.       CONFIDENTIALITY AND NON-DISCLOSURE
         ----------------------------------

         (a) CONFIDENTIAL INFORMATION. Contractor agrees during the term of this Agreement and thereafter to hold in trust and confidence all information which Contractor knows or has reason to know is considered confidential by E-com ("Confidential Information") and not, directly or indirectly, to copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer any Confidential Information to any third party, or utilize any Confidential Information for any purpose whatsoever other than to perform the Project hereunder. Confidential Information includes, but is not limited to, business and technical information relating to E-com's future business plans, inventions or products, research and development, and manufacturing and engineering processes. Contractor's obligations with respect to the Confidential Information also extend to any third party's proprietary or confidential information disclosed to Contractor in the course of providing services to E-com. The obligations in this Section 4(a) will continue for a period of five years from the date of this Agreement. The foregoing obligations will not apply if and to the extent that:

         (i) The information communicated was already known to Contractor, without obligation to keep such information confidential, at the time of Contractor's receipt of the same from Owner;

         (ii) The information communicated was received by Contractor in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; or

         (iii) The information communicated was publicly known at the time of Contractor's receipt from E-com or has become publicly known other than by a breach of this Agreement.

         (b) THIRD-PARTY INFORMATION. Contractor represents that Contractor's performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data of a third party. Contractor will not disclose to E-com, or induce E-com to use, any confidential or proprietary information belonging to third parties unless such use or disclosure is authorized in writing by such persons.

         (c) NON-DISCLOSURE. Except pursuant to court order or as otherwise required under judicial or regulatory proceedings, neither party will disclose the existence or the terms and conditions of this Agreement without the prior written consent of the other.

5.       OWNERSHIP OF WORK PRODUCT
         -------------------------

         (a) EXCLUSIVE OWNERSHIP. Contractor acknowledges and agrees that all rights in and to the Work Product, including all the tangible copies thereof, belong exclusively to E-com. By way of example and not limitation, this means that E-com will be the exclusive owner of all intellectual property rights which may be applicable to the Work Product, including without limitation all copyrights, patents, trade secrets, trademarks and other similar rights (collectively, "Intellectual Property Rights"). The parties agree that the Work Product will be considered a work made for hire within the meaning of the copyright laws of the United States, and that E-com is entitled, as author, to the copyright and all other rights therein throughout the world including, but not limited to, the right to make changes in the Work Product and such uses of the Work Product as it may determine, with or without attribution to Contractor.

         (b) ASSIGNMENT OF RIGHTS. To the extent, however, that any Work Product, for any reason whatsoever, is not considered a work made for hire under the copyright laws ( or if all rights do not otherwise vest exclusively in E-com), then Contractor hereby assigns to E-com, its successors and assigns, effective from the moment of creation, all of Contractor's right, title and interest in and to such Work Product, including but not limited to the copyright therein, throughout the world (and any renewal, extension or reversion of copyright now or hereafter provided), and all other rights in the Work Product of any nature whatsoever, whether now known or hereafter to become known, including, but not limited to, the right to make such changes in and uses of the Work Product as E-com may determine, with or without attribution to Contractor. Contractor also hereby assigns to E-com, its successors and assigns all patentable inventions in the Work Product. Contractor irrevocably relinquishes for the benefit of E-com and its successors and assigns any moral rights in the Work Product which may be recognized by applicable law. Contractor acknowledges that it is not entitled to any further payment, regardless of the uses E-com may make of the Work Product in the future.

         (c) WAIVER OF RIGHTS. In the event Contractor has any rights in and to the Work Product that cannot be assigned to E-com, Contractor hereby unconditionally and irrevocably waives the enforcement of all such rights, and all claims and causes of action of any kind with respect to any of the foregoing, against E-com, its successors and assigns, and its licensees, distributors and customers, whether now known or hereafter to become known.

         (d) ROYALTY-FREE LICENSE. In the event Contractor has any rights in and to the Work Product that cannot be assigned to E-com and cannot be waived, Contractor hereby grants to E-com, and its successors and assigns, an exclusive, worldwide, royalty-free license during the term of such rights to reproduce, distribute, modify, publicly perform and publicly display, make, have made, use and sell the Work Product, with the right to sublicense through multiple tiers of sublicensees, and the right to assign such rights including, without limitation, the right to use the Work Product in any way whatsoever. Contractor retains no rights to use the Work Product, and agrees not to challenge the validity of E-com' s ownership of any Intellectual Property Rights with respect to the Work Product.

         (e) ENFORCEMENT OF RIGHTS. Contractor agrees, during or after its employment or engagement, to perform such further acts as may be necessary or desirable to transfer, perfect, enforce and defend E-com's rights, including without limitation by (i) executing, acknowledging, and delivering any requested copyright applications, patent applications, affidavits and documents of assignment or conveyance, (ii) obtaining and/or aiding in the enforcement of any Intellectual Property Rights with respect to the Work Product in any country, and (iii) providing testimony in connection with any proceeding affecting the rights of E-com in any Work Product. If called upon to render assistance under subsection (iii) of this Section 5 ( e ), Contractor will be entitled to a fair and reasonable fee in addition to reimbursement of authorized expenses incurred at the prior written request of E-com. In the event that E-com is unable for any reason whatsoever to secure Contractor's signature to any lawful and necessary document required to apply for or execute any patent, copyright or other application with respect to any Work Product, Contractor hereby irrevocably designates and appoints E-com and its duly authorized officers and agents as Contractor's agents and attorneys-in-fact to act for and in Contractor's behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of copyrights or other similar rights thereon, with the same legal force and effect as if executed by Contractor. Contractor acknowledges that all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists and the like in Contractor's custody or possession, whether delivered to Contractor by E-com or made by Contractor in the performance of the Project under this Agreement, relating to the Work Product or to the business activities of E-com or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information. are E-com's sole and exclusive property. Contractor agrees to deliver promptly all of E-com's property and all copies of E-com's property in Contractor's possession to E-com at any time upon E-com's request.

6.       RETURN OF E-COM'S PROPERTY
         --------------------------

         Contractor acknowledges that all documents, such as drawings, manuals, notebooks, reports, sketches, records, computer programs, employee lists, customer lists and the like in Contractor's custody or possession, whether delivered to Contractor by E-com or made by Contractor in the performance of the Project under this Agreement, relating to the Work Product or to the business activities of E-com or its customers or suppliers and containing any information or data whatsoever, whether or not Confidential Information, are E-com's sole and exclusive property. Contractor agrees to deliver promptly all of E-com's property and all copies of E-com's property in Contractor's possession to E-com at any time upon E-com's request.

7.       WARRANTIES
         ----------

         Contractor represents and warrants that:

         (a) The Work Product will be created solely by Contractor and/or Contractor's fulltime employees during the course of their employment, or by independent contractors who have assigned all right, title and interest worldwide in their work to Contractor.

         (b) The Work Product and the Intellectual Property Rights protecting it will be free and clear of all encumbrances, including, without limitation, security interests, licenses, liens, charges or other restrictions.

         (c) Contractor has maintained and will maintain the Work Product in confidence.

         (d) The use, reproduction, distribution, or modification of the Work Product does not and will not violate the rights of any third parties in the Work Product including, but not limited to, copyrights, trade secrets, patents, trademarks, publicity and privacy.

         (e) The Work Product is not in the public domain.

         (f) Contractor has full power and authority to make and enter into this Agreement.

8.       INDEMNIFICATION
         ---------------

         Contractor, at its own expense, will defend, indemnify, and hold harmless E-com, its officers, directors, employees, agents and contractors for any and all losses, costs, damages, liabilities and expenses (including attorneys' fees, costs and expenses) paid or incurred arising out of any claims, suits or proceedings resulting from the breach or alleged breach of the warranties in Section 7. E-com will provide notice to Contractor promptly of any such claim, suit, or proceeding and will provide reasonable assistance, at Contractor's expense, in defending any such claim, suit or proceeding.

9.       ENTIRE AGREEEMENT
         -----------------

         This Agreement expresses the complete and final understanding of the parties with respect to its subject matter, and supersedes all previous and contemporaneous representations, discussions, negotiations, and written and oral agreements relating to its subject matter. This Agreement may not be modified except by a written instrument signed by both parties.

10.      ASSIGNMENT
         ----------

         Contractor may not subcontract or otherwise delegate its obligations under this Agreement without E-com's prior written consent. E-com may license or assign its rights, and delegate its obligations, under this Agreement. This Agreement will be for the benefit of E-com, its successors and assigns, and those authorized by any of them, and will be binding on Contractor's heirs, legal representatives and permitted assigns.

11.      INDEPENDENT CONTRACTOR RELATIONSHIP
         -----------------------------------

         The parties agree that the relationship of Contractor with E-com will be that of an independent contractor, and nothing in this Agreement is intended or should be construed to create a partnership, joint venture, or employment or agency relationship between the parties, or to authorize either party to enter into any commitment or agreement binding the other. Neither party will hold itself out as the agent of the other.

12.      NON-WAIVER
         ----------

         Any failure by either party to detect, protest, or remedy any breach of this Agreement will not constitute a waiver or impairment of any such term or condition, or the right of such party at any time to avail itself of such remedies it may have for any breach or breaches of such term or condition. No term or provision hereof will be considered waived by either party, and no breach excused by either party, unless such waiver or consent is in writing signed on behalf of the party against whom the waiver is asserted. No consent by either party to, or waiver of, a breach by the other party, whether express or implied, constitutes a consent to, waiver of, or excuse of any other, different, or subsequent breach by either party .

13.      SEVERABILITY
         ------------

         If any provision hereof is declared invalid or unenforceable by a court of competent jurisdiction, such provision will be ineffective only to the extent of such invalidity or unenforceability, so that the remainder of that provision and all remaining provisions of this Agreement will continue in full force and effect.

14.      FORCE MAJEURE
         -------------

         Neither party will be in default by reason of any failure in performance of this Agreement if such failure arises, directly or indirectly, out of causes reasonably beyond the direct control or foreseeability of such party , including but not limited to, default by subcontractors or suppliers, acts of God or of the public enemy, U.S. or foreign governmental acts in either a sovereign or contractual capacity , labor, fire, flood, epidemic, restrictions, strikes, and/or freight embargoes.

15.      NOTICES
         -------

         All communications between the parties which are required or permitted to be in writing will be sent by hand delivery, with receipt obtained, or by prepaid first class U.S. Mail, certified return receipt requested, or by facsimile with confirmation by first class U.S. Mail, in each case sent to the addresses specified on the signature page of this Agreement. By written communication, either party may designate a different address for purposes hereof.

16.      GOVERNING LAW
         -------------

         This Agreement will be governed by, construed, and interpreted in accordance with the laws of the State of New York without regard to its rules governing conflicts of law. The headings in this Agreement are solely for convenience of reference and will not affect its interpretation.

17.      EXCLUSIVE FORUM
         ---------------

         The parties agree that the state courts of general jurisdiction of Nassau County, New York, the U.S. District Court for the Eastern District of New York, and the appropriate appellate courts will have exclusive jurisdiction for the resolution of any and all disputes arising under or relating to this Agreement.